Exhibit 10.10

The obligations evidenced hereby are subordinated in the priority order listed below, and more particularly in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated March 30, 2011 by and among Sovereign - Emerald Crest Capital Partners II, LP, Pacific Specialty Insurance Company (collectively the “Senior Lenders”) and Emerald Crest Management Company, LLC, as agent for the Senior Lenders (“Agent”), IU HOLDINGS, LP ("Tier 2 Junior Lender"), IU INVESTMENTS, LLC ("Tier 3 Junior Lender"), INTERNET UNIVERSITY, INC. ("Internet University"), MARC BLUMBERG ("Blumberg"), and MARC A. PICKREN ("Pickren", and collectively with Internet University and Blumberg, the "Tier 4 Junior Lenders"), INTERNET UNIVERSITY, INC. (a second time, “Tier 5 Junior Lender”), and the party identified as “Lender” below, as defined as to all in the Subordination Agreement.  Lender is senior to each loan and security interest of the Tier 4 Junior Lenders, the Tier 5 Junior Lender, Ned B. Timmer  (“Tier 6 Junior Lender”), and Scott N. Beck (“Tier 7 Junior Lender”). The Tier 5 Junior Lender, the Tier 6 Junior Lender and the Tier 7 Junior Lender are signatories to the Subordination Agreement, too .  Each holder of this instrument (“Promissory Note”), by its acceptance hereof, agrees (i) to be bound by the Subordination Agreement and (ii) that if and to the extent any conflict exists between the terms of this instrument and the terms of the Subordination Agreement, the terms of the Subordination Agreement shall govern and control.

AMENDMENT NO. 3 TO PROMISSORY NOTE

AMENDMENT NO. 3 TO PROMISSORY NOTE, dated as of March 30, 2011 (this “Amendment”), between (a) CornerWorld Corporation, a Nevada corporation (the “Borrower”), and (b) IU INVESTMENTS, LLC (the “Lender”).

WITNESSETH:

WHEREAS, on February 23, 2009, the Borrower issued to the Lender its Promissory Note dated February 23, 2009, executed by the Borrower and payable to the order of the Lender in the original principal amount of $1,900,000 (the “Original Note,” and, as heretofore amended, as amended by this Amendment, and as the same may hereafter be amended from time to time, the “Promissory Note”).

WHEREAS, on or about December 1, 2009, the Borrower and the Lender executed a waiver (the “Waiver”) pursuant to which the Lender agreed to waive, during the period from December 1, 2009 through February 28, 2010, their rights and remedies under the Promissory Note.

WHEREAS, on March 31, 2010, the Borrower and the Lender executed Amendment No. 1 to Promissory Note (“Amendment No. 1”), pursuant to which the parties agreed to amend the payment terms under the Promissory Note.

WHEREAS, on May 14, 2010, the Borrower and the Lender executed Amendment No. 2 to Promissory Note (“Amendment No. 2”), pursuant to which the parties agreed to amend the payment terms under the Promissory Note.

WHEREAS, the Borrower has requested, and the Lender has agreed, to amend the Promissory Note as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, and for other good and valuable consideration, and notwithstanding any provisions of the Promissory Note to the contrary, the parties hereto hereby agree as follows:

1.         Schedule A attached to the Promissory Note shall be and hereby is amended and restated in its entirety to read as set forth on Schedule A attached to this Amendment.

2.         The Applicable Interest Rate shall be 10% per annum.  Interest on the Principal Sum of this Note shall be calculated by multiplying (i) the actual number of days elapsed in the period for which the calculation is being made by (ii) a daily rate based on a three hundred sixty (360) day year (that is, the then Applicable Interest Rate of the Default Rate, as then applicable, divided by 360) by (iii) the outstanding principal balance.

3.         The Borrower hereby authorizes the Lender, and the Lender hereby agrees, to cause the following legends to be clearly, conspicuously and prominently inserted on the original of the Promissory Note, in each case following the signature of the Borrower:

“This Promissory Note has been amended by Amendment No. 2 to Promissory Note dated as of March ___, 2011, between CornerWorld Corporation, as maker of this Promissory Note and “Borrower” defined therein, and IU Investments, LLC, as the then holder of this Promissory Note and “Lender” defined therein (“Amendment No. 2”), the provisions of which are incorporated by reference for all purposes of this Promissory Note, and each holder of this Promissory Note, by its acceptance hereof, irrevocably agrees to be bound by the provisions of Amendment No.2.”, subject to the provisions of the Subordination Agreement dated March ___, 2011.

The Lender further agrees (a) to cause executed counterparts (or copies of executed counterparts) of Amendment No. 1, Amendment No. 2 and this Amendment to be stapled or otherwise firmly affixed to the Promissory Note, and (b) to furnish a copy of the Promissory Note, with such legends so inserted and with such counterparts or copies of Amendment No. 1, Amendment No. 2, and this Amendment so attached, to Borrower promptly after the Lender’s receipt of a fully executed counterpart of this Amendment.

3.         The “SECURITY” and “EVENTS OF DEFAULT; REMEDIES” paragraphs of the Promissory Note shall be amended and replaced in its entirety as follows:

SECURITY.  The obligations of the Borrower hereunder will be secured by collateral granted in favor of Lender as set forth in the Pledge and Security Agreement (“PSA”) dated as of March ___, 2011, made by Borrower, CornerWorld, Inc. (“CWI”), Enversa Companies, LLC (“Enversa”), Woodland Holdings Corp.(“Holdings”), West Michigan Co-Location Services, LLC (“West Michigan”), T2 TV, LLC (“T2TV”), T2 Communications, LLC (“T2”), Phone Services and More, LLC (“PSM”), Gulf Media Solutions, LLC (“Gulf”), Tiny Dial, LLC (“Tiny Dial”), Bascomb & Richards, LLC (“Bascomb”), Lantana Direct, LLC (“Lantana”), Digital 360, LLC (“Digital”), Leadstream, LLC (“Leadstream”), and Aventura Media System, LLC (“Aventura”) (collectively, the “Grantors” as defined in the PSA) in favor of Lender, subject to the terms and conditions of the Subordination Agreement.

EVENTS OF DEFAULT BORROWER; REMEDIES.  The occurrence of any of the following events (each, an “Event of Default”) for more than 5 Business Days (hereafter the “Cure Period”) after receipt of written notice from Lender to Borrower, shall, at the option of the Lender, make all sums of interest and principal of this Promissory Note immediately due and payable upon presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

(a)        default in the payment when due of interest or principal;

(b)        default in the payment when due of interest or principal to the extent that the aggregate principal amount of all such Indebtedness (as that term is defined in the Credit Agreement of March ___, 2011 between S Squared, LLC doing business as Ranger Wireless, LLC (“S Squared”) and Enversa, as borrowers and Senior Lenders) exceeds $50,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise)

(c)        insolvency, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of the Bankruptcy Code or any other laws or laws for the relief of or relating to debtors, of, by, or against the Borrower of the indebtedness evidenced by this Promissory Note, provided that if any proceeding shall be instituted against any Borrower or any of their subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against Borrower or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

Upon the occurrence of an Event of Default and such Event of Default shall continue un-remedied for a period of 30 days after notice to the Borrower, the Lender may, in addition to all other remedies, (i) take any action granted to it under the proxies executed by certain shareholders of the Borrower and delivered to the Lender on the date hereof and (ii) at its option, appoint one member to the Board of Directors of the Borrower, subject to terms and conditions of the Subordination Agreement.

4.         The Pledge Agreement, as referenced in Article 3 above, shall be amended and replaced in its entirety as attached in Schedule B to this document.

All of the terms and provisions of the Original Note, as amended by Amendment No. 1, Amendment No. 2, and as further amended by this Amendment, remain in full force and effect.  The Borrower hereby agrees that the amendments herein contained shall in no manner affect or impair the indebtedness evidenced by the Promissory Note, the obligation of the Borrower to make payment of the principal of and interest on the indebtedness evidenced by the Promissory Note in strict accordance with the face and tenor of the Promissory Note, or any of the liens or security interests securing such payment and performance.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CORNERWORLD CORPORATION

_/s/ Scott N. Beck___________________
By: Scott N. Beck
Its: Chief Executive Officer

IU INVESTMENTS, LLC

_/s/ Doug Levy______________________
By: Doug Levy
Its: Sole Manager

Schedule A

Scheduled Payment Date	Amount

April 15, 2009	$145,000
May 15, 2009	$145,000
June 15, 2009	$145,000
July 15, 2009	$145,000
August 15, 2009	$145,000
September 15, 2009	$145,000
October 15, 2009	$145,000
November 15, 2009	$145,000
March 25, 2010	$25,000
April 25, 2010	$50,000
March 31, 2011	$27,417
April 30, 2011	$27,417
May 31, 2011	$27,417
June 30, 2011	$27,417
July 31, 2011	$27,417
August 31, 2011	$27,417
September 30, 2011	$27,417
October 31, 2011	$27,417
November 30, 2011	$27,417
December 31, 2011	$27,417
January 31, 2012	$27,417
February 29, 2012	$27,417
March 31, 2012	$67,200
March 31, 2013	$67,200
March 31, 2014	$67,200
March 31, 2015	$67,200
March 31, 2016	$67,200

Interest will continue to be computed consistent with the original, un-amended Promissory Note (the “Original Note”).   Interest will accrue on the unpaid balance but will be due and payable each month on the last day of each calendar month subsequent to this amendment through the Maturity Date.  The parties acknowledge this is a modification of interest payment dates as detailed in the Original Note.